Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

The Board of Directors

Ableauctions.com, Inc.

We consent to the use in the Registration Statements of Ableauctions.com, Inc. on Form S-8 and Form S-3 of our Report of Independent Registered Public Accounting Firm dated March 26, 2007 on the consolidated balance sheet of Ableauctions.com, Inc. as of December 31, 2007, and the related consolidated statement of operations, comprehensive income, cash flows, and stockholders’ equity for the year then ended.

/s/ STS PARTNERS LLP

CHARTERED ACCOUNTANTS

Vancouver, BC

March 27, 2008